UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 2, 2017 (October 21, 2016)

Technovative Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	333-175148	38-3825959
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

Unit 701, 7/F, Tower 2, Silvercord, 30 Canton Rd, Tsim Sha Tsui, KLN, Hong Kong

(address of principal executive offices) (zip code)

+852-2162 7529

(registrant’s telephone number, including area code)

(former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01	Entry into a Material Definitive Agreement.

The registrant entered into a promissory note dated August 2, 2017 (the “Note”) in the principal amount of $256,410, bearing interest of 5% per year and due and payable 12 months from the date of the Note. The holder of the Note must convert the Note into shares of the registrant’s common stock upon the registrant raising at least $10,000,000 in an equity or convertible note financing. The foregoing is a summary of the terms of the Note and is qualified in its entirety by the Note which is attached hereto and incorporated herein as Exhibit 1.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2016, Liang Meihua was appointed to the Board of Directors (the “Board”) of the registrant.

Set forth below is the biographical information about Liang Meihua:

Name	Age	Position
Liang Meihua	39	Director

Liang Meihua serves as a director of the registrant. Since July 2012 she served as the Assistant to the General Manager of Foshan Shunde Yunyu Environmental Protection Products Co., Ltd. From November 2010 to May 2012 she served as Account Manager for Foshan Pangu Investment Management Co. Ms. Liang graduated in 2007 from Shunde Polytechnic University with a B.A. degree. We believe that as the Company continues to diversify and grow it will benefit from her participation on the Board in light of her business experience with customers in China and overseas.

Item 8.01	Other Events.

The Board of Directors and shareholders of the registrant acting by written consent approved the change of domicile of the registrant from Wyoming to Delaware to facilitate anticipated financings and acquisitions effective June 1, 2017. The change in domicile did not result in any change in the headquarters, business, jobs, management, location of any of the Company’s offices or facilities, number of employees, assets, liabilities or net worth (other than as a result of the costs incident to the change in domicile) of the registrant.

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Item 9.01	Financial Statement and Exhibits.

(d) Exhibits. The following exhibit is filed with this report:

Exhibit No.	Description
10.1	Promissory Note dated August 2, 2017, issued by the registrant to Liang Meihua*

* Filed herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 2, 2017	Technovative Group, Inc

	By:	/s/ Lin Kuan Liang Nicolas
Name: Lin Kuan Liang Nicolas
Title: President

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